UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2006

ETRIALS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 8, 2006, etrials Worldwide, Inc. (the “Company”) issued a press release, a copy of which is furnished as Exhibit 99.1, announcing a patent infringement lawsuit against the Company by Datasci, LLC in the U.S. District Court for the District of Maryland on July 17, 2006 (Civil Action No. MJG06CV1818). The Company has not yet been served. The complaint alleges infringement of United States Patent No. 6,496,827 entitled “Methods and Apparatus for the Centralized Collection and Validation of Geographically Distributed Clinical Study Data with Verification of Input Data to the Distributed System. A copy of the complaint is attached as Exhibit 99.2 hereto and is incorporated by reference herein. The Company intends to vigorously defend its rights. There can be no assurance as to the outcome of this case.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release dated August 8, 2006 announcing a patent infringement lawsuit against the company by Datasci, LLC in the U.S. District Court for the District of Maryland on July 17, 2006.
99.2	Complaint filed July 17, 2006 (Civil Action No. MJG06CV1818)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2006	etrials Worldwide, Inc.

	By:	/s/ James W. Clark, Jr.
	Name:	James W. Clark, Jr.
	Title:	Chief Financial Officer

3

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated August 8, 2006 announcing a patent infringement lawsuit against the company by Datasci, LLC in the U.S. District Court for the District of Maryland on July 17, 2006.
99.2	Complaint filed July 17, 2006 (Civil Action No. MJG06CV1818)

4